Exhibit 99.2

Nara Bancorp and Center Financial Receive Initial Regulatory Approvals for

Merger of Equals

LOS ANGELES—(BUSINESS WIRE)— Nara Bancorp, Inc. (NASDAQ: NARA) and Center Financial Corporation (NASDAQ: CLFC) today announced the receipt of regulatory approval for the planned merger of the two companies from the California Department of Financial Institutions (DFI) and the Federal Reserve Bank of San Francisco (FRBSF). The last remaining regulatory approval is expected to be received from the Federal Deposit Insurance Corporation (FDIC) in the coming days.

“The receipt of regulatory approvals from the DFI and FRBSF represents another major step in closing the merger of Nara Bancorp with Center Financial Corporation,” said Alvin D. Kang, President and Chief Executive Officer of Nara Bancorp and the future President and Chief Executive Officer of the combined company. “We look forward to receiving approval from the FDIC in the coming days and completing the merger by the end of this month.”

The completion of the merger is subject to regulatory approval from the Federal Deposit Insurance Corporation and the satisfaction or waiver of other customary closing conditions.

About the Nara Bancorp and Center Financial Merger of Equals

On December 9, 2010, Nara Bancorp and Center Financial announced the signing of a definitive agreement to merge, a transaction that will form the largest and strongest Korean American bank in the United States. The combined company will be the only Korean American bank with a national presence, with more than 40 branches in Southern California, Northern California, New York, New Jersey, Seattle and Chicago.

About Nara Bancorp

Nara Bancorp, Inc. is the parent company of Nara Bank, a full-service community bank headquartered in Los Angeles with $3.02 billion in assets as of September 30, 2011. Nara Bank operates 23 full-service branches in California, New York and New Jersey, and a loan production office in Texas. Founded in 1989 specifically to serve the needs of Korean Americans, Nara Bank now serves a diverse group of customers mirroring its communities. Nara Bank specializes in core business banking products for small and medium-sized companies, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. Nara Bank is a member of the Federal Reserve System and its deposits are insured by the FDIC. Nara Bank is an Equal Opportunity Lender.

About Center Financial Corporation

Center Financial Corporation is the holding company of Center Bank, a community bank offering a full range of financial services for diverse ethnic and small business customers. Founded in 1986 and specializing in commercial and SBA loans and trade finance products, Center Bank has grown to be one of the nation’s leading financial institutions focusing on the Korean American community, with total assets of $2.26 billion at September 30, 2011. Headquartered in Los Angeles, Center Bank operates a total of 21 full-service branches and two loan production offices. The company has 16 full-service branches located throughout Southern California and two branches in Northern California. Center Bank also operates two branches and one loan production office in the Seattle area, one branch in Chicago and a loan production office in Denver. Center Bank is a California state-chartered institution and its deposits are insured by the FDIC to the extent provided by law.

Forward-Looking Statements

This press release contains statements regarding the proposed transaction between Nara Bancorp and Center Financial, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about the future expectations, beliefs, goals, plans or prospects of the management of each of Nara Bancorp and Center Financial. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of each of Nara Bancorp and Center Financial and the combined company, as well as the businesses and markets in which they do and are expected to operate. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “estimates,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans, “seeks,” and variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The closing of the proposed transaction is subject to regulatory approval, and other closing conditions. There is no assurance that such conditions will be met or that the proposed transaction will be consummated within expected time frame, or at all. If the transaction is consummated, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating Nara Bancorp and Center Financial and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees, may be greater than expected; required governmental approvals of the merger may not be obtained on its proposed terms and schedule, or without regulatory constraints that may limit growth; competitive pressures among depository and other financial institutions may increase significantly and have an effect on revenues; the strength of the United States economy in general, and of the local economies in which the combined company will operate, may be different than expected, which could result in, among other things, a deterioration in credit quality or a reduced demand for credit and have a negative effect on the combined company’s loan portfolio and allowance for loan losses; changes in the U.S. legal and regulatory framework; and adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) which would negatively affect the combined company’s business and operating results.

For a more complete list and description of such risks and uncertainties, refer to Nara Bancorp’s Form 10-K for the year ended December 31, 2010, and Center Financial’s Form 10-K for the year ended December 31, 2010, as well as other filings made by Nara Bancorp and Center Financial with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Nara Bancorp and Center Financial disclaim any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Contacts:

For Nara Bancorp:

Tony Rossi

Investor Relations

310-478-2700 x13

trossi@finprofiles.com

or

For Center Financial Corporation:

Angie Yang

SVP, Investor Relations

213-251-2219 / 213-422-1390

angiey@centerbank.com